SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31979	84-1460811
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3200 Walnut Street, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (303) 381-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Facilities Lease and Assignment

As previously reported by Array BioPharma Inc. (the “Company”), the Company entered into an Assignment Agreement on June 22, 2006 (the “Assignment Agreement”) with BioMed Reality L.P. (“BioMed”) involving the assignment to BioMed of options the Company acquired to purchase its Boulder and Longmont, Colorado facilities and the subsequent lease of those facilities from BioMed to the Company. On July 7, 2006, BioMed closed the purchase of the Boulder facility as contemplated by the Assignment Agreement (the “Boulder Closing”). As a result of the Boulder Closing, BioMed paid the Company a total of $16,495,200 million pursuant to the Assignment Agreement.

As part of the transactions contemplated by the Assignment Agreement, the Company also entered into a lease agreement with BioMed, dated July 7, 2006, for the Boulder facility (the “Boulder Lease”). The Boulder Lease has a term of 10 years with an initial rental rate of $4,499,520 annually, subject to 2% annual increases, with the right to extend for up to two additional five-year terms. In addition, the Company received a tenant improvement allowance of $1,700,000 under the Boulder Lease.

The press release announcing the closing of these facilities transactions is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Amendment to Loan and Security Agreement.

On July 7, 2006, the Company entered into a Second Amendment to a Loan and Security Agreement (“Second Amendment”) with Comerica Bank (the “Bank”). The Second Amendment increases the combined letters of credit under the revolving loan commitment to a maximum of $6,750,000. In addition, under the Second Amendment the Company is required to maintain specified minimum cash balances at the Bank if Array’s total cash at the Bank plus other cash is less than $40,000,000.

Item 1.02. Termination of a Material Definitive Agreement.

Upon the Boulder Closing, each of the Sublease Agreement between the Company and Amgen Inc. dated July 17, 1998 and the Absolute Triple Net Lease between the Company and Walnut LL, LLC dated June 22, 2006 for the Boulder facility terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The description of the direct financial obligations under the Boulder Lease with BioMed for the Boulder facility described in Item 1.01 above and the information relating to the Company’s obligations under the Second Amendment with Comerica Bank set forth in Item 1.01 is incorporated to this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated July 11, 2006 entitled “Array BioPharma Receives $18 Million From Boulder Facilities Transaction.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: July 11, 2006	By:	/s/ Robert E. Conway
Robert E. Conway
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press release dated July 11, 2006 entitled “Array BioPharma Receives $18 Million From Boulder Facilities Transaction.”